EXHIBIT 99.2
                                                               ------------


                   UNAUDITED COMBINED FINANCIAL STATEMENTS OF
                 BOISE PARK SUITES, BEST WESTERN COLONIAL PARK,
           BEST WESTERN CANYON SPRINGS AND QUALITY INN ("THE HOTELS")
                as of June 30, 1998 and for the six months ended
                             June 30, 1998 and 1997

     THE HOTELS
     BALANCE SHEET
     at June 30, 1998 (Unaudited)



                              ASSETS

     Current assets:
       Cash and cash equivalents                              $   330,174
       Accounts receivable, less allowance for doubtful
         accounts of $6,292                                       437,368
       Receivable from affiliate                                  400,745
       Inventories                                                109,100
       Prepaid expenses                                            37,738
                                                              -----------
           Total current assets                                 1,315,125

     Property and equipment, net                               33,429,848
     Other assets                                                  85,500
                                                              -----------
           Total assets                                       $34,830,473
                                                              ===========

                  LIABILITIES AND MEMBERS' EQUITY

     Current liabilities:
       Accounts payable                                       $   165,777
       Accrued payroll and related benefits                       453,201
       Accrued expenses                                           108,207
       Accrued property taxes                                     364,684
                                                              -----------
           Total current liabilities                            1,091,869
                                                              -----------
           Total liabilities                                    1,091,869

     Members' equity                                           33,738,604
                                                              -----------
           Total liabilities and members' equity              $34,830,473
                                                              ===========
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     THE HOTELS
     STATEMENTS OF INCOME AND COMPREHENSIVE INCOME for the six months ended June 30, 1998 and 1997(Unaudited)


                                                  1998         1997
                                                  ----------   ----------
     Revenues:
       Hotels and restaurants:
         Rooms                                    $4,678,267   $4,747,304
         Food and beverage                         2,145,053    2,405,424
         Other                                       273,768      213,766
                                                  ----------   ----------
             Total hotels and restaurants
               revenues                            7,097,088    7,366,494
                                                  ----------   ----------
     Operating expenses:
       Direct:
         Rooms                                     1,219,991    1,126,980
         Food and beverage                         1,672,434    1,730,256
         Other                                       153,858      100,663
                                                  ----------   ----------
             Total direct                          3,046,283    2,957,899
                                                  ----------   ----------
       Indirect:
         Selling, general and administrative       1,226,869    1,802,223
         Property operating costs                  1,054,767      503,762
         Depreciation and amortization               636,927      697,500
                                                  ----------   ----------
             Total indirect                        2,918,563    3,003,485
                                                  ----------   ----------
             Total operating expenses              5,964,846    5,961,384
                                                  ----------   ----------
     Operating income                              1,132,242    1,405,110

     Other expense:
       Interest                                           --   (1,202,835)
                                                  ----------   ----------
     Income before income taxes                    1,132,242      202,275
     Provision for income taxes                           --      (80,910)
                                                  ----------   ----------
     Net income and comprehensive income          $1,132,242   $  121,365
                                                  ==========   ==========

     THE HOTELS
     STATEMENTS OF CASH FLOWS
     for the six months ended June 30, 1998 and 1997 (Unaudited)


                                                  1998         1997
                                                  ----------   ----------
     Operating activities:
       Net income                                 $1,132,242   $  121,365
       Adjustments to reconcile net income
         to net cash provided by operating
         activities:
           Depreciation and amortization             636,927      697,500
           Change in:
             Accounts receivable                     (90,074)     (76,748)
             Inventories                             186,468       (1,464)
             Prepaid expenses                         50,407        2,214
             Other assets                             28,348
             Accounts payable                       (438,912)      12,725
             Accrued payroll and related
               benefits                               69,140       58,186
             Accrued property taxes and other
               expenses                              289,942      145,655
                                                  ----------   ----------
                 Net cash provided by
                   operating activities            1,864,488      959,433
                                                  ----------   ----------
     Investing activities:
       Additions to property and equipment          (195,239)    (107,869)
       Acquisition of franchise rights               (53,544)
                                                  ----------   ----------
                 Net cash used in investing
                   activities                       (248,783)    (107,869)
                                                  ----------   ----------
     Financing activities:
       Net distributions to members               (1,551,037)
       Payments on amounts due affiliates                        (852,737)
                                                  ----------   ----------
                 Net cash used in financing
                   activities                     (1,551,037)    (852,737)
                                                  ----------   ----------
     Change in cash and cash equivalents:
       Net change in cash and cash equivalents        64,668       (1,173)
       Cash and cash equivalents at beginning
         of period                                   265,506       74,085
                                                  ----------   ----------
       Cash and cash equivalents at end of
         period                                   $  330,174   $   72,912
                                                  ==========   ==========

     THE HOTELS
     NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS as of and for the six months ended June 30, 1998


      1.  OWNERSHIP AND FINANCIAL STATEMENT PRESENTATION:

          On October 15, 1997, Sunstone Hotels, L.L.C. ("Sunstone" or "the Company") acquired all of the outstanding stock of Kahler Realty Corporation ("Kahler"). The acquisition was accounted for as a purchase. Therefore, the fair value of the assets acquired and liabilities assumed were recorded by Sunstone. At the date of acquisition, Kahler owned 17 hotels, including the following hotels:

            -- Boise Park Suites (Boise, Idaho)
            -- Best Western Colonial Park (Helena, MT)
            -- Best Western Canyon Springs (Twin Falls, Idaho)
            -- Quality Inn (Pocatello, Idaho)

          These four hotels, collectively referred to as "The Hotels", were sold to Cavanaughs Hospitality Limited Partnership effective July 31, 1998. Sunstone and Kahler owned properties other than The Hotels; however, the combined financial statements presented herein reflect the operations and activities only of The Hotels. The statement of income presented herein includes all of the related costs of doing business including an allocation of certain general corporate expenses of Sunstone in 1998 and Kahler in 1997 which were not directly related to The Hotels including certain corporate executives' salaries and other corporate expenses. These allocations were based on a variety of factors, dependent upon the nature of the costs being allocated, including revenues and number of available rooms. Management believes these allocations were made on a reasonable basis.

          Due to the ownership change, the statements of income and cash flows for the six months ended June 30, 1998 and 1997 are not comparable. During the 1997 period, Kahler allocated debt to The Hotels, and therefore, interest expense is recorded for the six months ended June 30, 1997. However, no corporate debt incurred by Sunstone has been allocated to The Hotels. Therefore, no debt or associated interest expense is included during the six months ended June 30, 1998.

     THE HOTELS
     NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS, CONTINUED


      2.  INTERIM INFORMATION:

          The unaudited combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as permitted by such rules and regulations. Management believes that the disclosures included herein are adequate; however, these combined statements should be read in conjunction with the combined financial statements and the notes thereto for the period ended July 31, 1998 which are included elsewhere in this document.

          In the opinion of management, these unaudited combined financial statements contain all of the adjustments normal and recurring in nature, necessary to present fairly the financial position of The Hotels at June 30, 1998 and the results of their operations and cash flows for the six months ended June 30, 1998 and 1997. The results of operations for the periods presented may not be indicative of those which may be expected for a full year.


      3.  INCOME TAXES:

          For the six months ended June 30, 1998, The Hotels were owned by Sunstone. Sunstone is a limited liability corporation. Sunstone's members are responsible for federal and state income taxes on The Hotels' earnings. Therefore, no provision for income taxes is recorded in these combined financial statements for the six months ended June 30, 1998.

          For the six months ended June 30, 1997, The Hotels were owned by Kahler. Income taxes have been provided in the statement of income for the six months ended June 30, 1997 based upon the estimated effective tax rate applicable to Kahler applied to income before income taxes.
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